EXHIBIT 21.

Subsidiaries of the Registrant

2309 Realty Corporation

3130827 CANADA INC.

345 Park Corporation

77 Wilson St., Corp.

A.G. Medical Services, P.A.

Alive & Well, Inc.

Allard Laboratories, Inc.

Allard Labs Acquisition LLC

Allied Medical Services (UK) Ltd.

AMCARE Limited

Apothecon, Inc.

Apothecon, S.L.

Bioenhance Medicines, Inc.

Blisa Acquisition LLC

Blisa, Inc.

BMS Alpha Bermuda Manufacturing Finance Ltd.

BMS Antilles

BMS Bermuda Holdings Ltd.

BMS Bermuda Nominees L.L.C.

B-MS GeneRx

BMS Holdings sarl

BMS Holdings Spain, S.L.

BMS International Insurance Company Limited

BMS Investco SAS

BMS Korea Holdings L.L.C.

BMS Latin American Nominees L.L.C.

BMS Limited

BMS Luxembourg Partners, L.L.C.

BMS Mexico Holdings L.L.C.

BMS Mexico International Holdings, GmbH

BMS Music Company

BMS Omega Bermuda Holdings Finance Ltd.

BMS Pharmaceutical Korea Limited

BMS Pharmaceuticals Asia Holdings B.V.

BMS Pharmaceuticals Germany Holdings B.V.

BMS Pharmaceuticals International Holdings Netherlands B.V.

BMS Pharmaceuticals Korea Holdings B.V.

BMS Pharmaceuticals Mexico Holdings B.V.

BMS Pharmaceuticals Netherlands Holdings B.V.

BMS Pharmaceuticals Worldwide Holdings Netherlands B.V.

BMS Spain Investments, Inc.

BMS Swiss Holdings L.L.C.

BMS-Generiques SAS

BMSIC Pharma-Handels Verwaltungs GmbH

Boclaro Inc.

Bristol (Iran) S.A.

Bristol Arzneimittel G.m.b.H.

Bristol Caribbean, Inc.

Bristol Foundation

E-21-1

Bristol Iran Private Company Limited

Bristol Laboratories Corporation

Bristol Laboratories Inc.

Bristol Laboratories International, S.A.

Bristol Laboratories Medical Information Systems Inc.

Bristol Pharmaceuticals Y.K.

Bristol-Myers (Andes) L.L.C.

Bristol-Myers (Bangladesh) Inc.

Bristol-Myers (Private) Limited

Bristol-Myers (Zaire) Ltd.

Bristol-Myers Barceloneta, Inc.

Bristol-Myers Company (2001) Limited

Bristol-Myers de Venezuela S.C.A.

Bristol-Myers K.K.

Bristol-Myers Lion Ltd.

Bristol-Myers Middle East S.A.L.

Bristol-Myers Nederland Inc.

Bristol-Myers Overseas Corporation

Bristol-Myers Overseas Corporation (Guam Branch)

Bristol-Myers Squibb & Gilead Sciences, LLC

Bristol-Myers Squibb (China) Investment Co., Ltd.

Bristol-Myers Squibb (Hong Kong) Limited

Bristol-Myers Squibb (Israel) Ltd.

Bristol-Myers Squibb (Malaysia) Sendirian Berhad

Bristol-Myers Squibb (NZ) Company

Bristol-Myers Squibb (Phil.) Inc.

Bristol-Myers Squibb (Proprietary) Limited

Bristol-Myers Squibb (Russia)

Bristol-Myers Squibb (Shanghai) Trading Co. Ltd.

Bristol-Myers Squibb (Singapore) Pte. Limited

Bristol-Myers Squibb (Taiwan) Ltd.

Bristol-Myers Squibb (Thailand) Ltd.

Bristol-Myers Squibb (West Indies) Ltd.

Bristol-Myers Squibb Aktiebolag

Bristol-Myers Squibb Antilles Holdings N.V.

Bristol-Myers Squibb Argentina S. R. L.

Bristol-Myers Squibb Asia-Pacific, Inc.

Bristol-Myers Squibb Auslandsbeteiligungs Holding, GmbH

Bristol-Myers Squibb Australia Pty. Ltd.

Bristol-Myers Squibb B.V.

Bristol-Myers Squibb Barceloneta Holdings, L.L.C.

Bristol-Myers Squibb Belgium SPRL

Bristol-Myers Squibb Biologics Company

Bristol-Myers Squibb Bulgaria EOOD

Bristol-Myers Squibb Business Services Limited

Bristol-Myers Squibb Canada Co.

Bristol-Myers Squibb Caribbean Company

Bristol-Myers Squibb Caribbean Holdings, L.L.C.

Bristol-Myers Squibb Cayman Ltd.

Bristol-Myers Squibb Company

Bristol-Myers Squibb de Colombia Ltda.

Bristol-Myers Squibb de Costa Rica Limitada

Bristol-Myers Squibb de Guatemala SRL

Bristol-Myers Squibb de Mexico S. de R. L. de C.V.

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Bristol-Myers Squibb Delta Company

Bristol-Myers Squibb Delta Holdings, L.L.C.

Bristol-Myers Squibb Denmark Filial of Bristol-Myers Squibb AB

Bristol-Myers Squibb Dominicana, S.A.

Bristol-Myers Squibb E.P E.

Bristol-Myers Squibb Ecuador Cia. Ltd.

Bristol-Myers Squibb Eesti Aktsiaselts

Bristol-Myers Squibb Employee E-Store, Inc.

Bristol-Myers Squibb Europa PLC

Bristol-Myers Squibb Europe GIE

Bristol-Myers Squibb Europe Strategic Soucing

Bristol-Myers Squibb Export GmbH

Bristol-Myers Squibb Export S.A. (Slovak Republic)

Bristol-Myers Squibb Farmaceutica Ltda.

Bristol-Myers Squibb Farmaceutica Portuguesa Limitada

Bristol-Myers Squibb Finance Company

Bristol-Myers Squibb Finance Limited

Bristol-Myers Squibb Foreign Sales Corporation

Bristol-Myers Squibb GmbH & Co. KGaA

Bristol-Myers Squibb Ges. m.b.H.

Bristol-Myers Squibb Global Properties Ltd.

Bristol-Myers Squibb GmbH (Switzerland)

Bristol-Myers Squibb Holding Germany GmbH & Co. KG

Bristol-Myers Squibb Holdings 2002 Limited

Bristol-Myers Squibb Holdings B.V.

Bristol-Myers Squibb Holdings Germany Verwaltungs Gmbh

Bristol-Myers Squibb Holdings Ireland Limited

Bristol-Myers Squibb Holdings Limited

Bristol-Myers Squibb Holdings Pharma Ltd. Liability Company

Bristol-Myers Squibb Hungary Pharmaceutical Trading Kft

Bristol-Myers Squibb Ilaclari, Inc.

Bristol-Myers Squibb India Pvt. Ltd.

Bristol-Myers Squibb Inlandsbeteiligungs Holding GmbH

Bristol-Myers Squibb International Company

Bristol-Myers Squibb International Corporation

Bristol-Myers Squibb International Corporation (Belgium - Branch)

Bristol-Myers Squibb International Corporation (Egypt - Branch)

Bristol-Myers Squibb International Corporation (Spain - Branch)

Bristol-Myers Squibb International Holdings Ireland Limited

Bristol-Myers Squibb International Limited

Bristol-Myers Squibb International S.r.L.

Bristol-Myers Squibb Investco, L.L.C.

Bristol-Myers Squibb Ireland Finance Company

Bristol-Myers Squibb Luxembourg International S.C.A.

Bristol-Myers Squibb Luxembourg S.a.r.l.

Bristol-Myers Squibb Manufacturing

Bristol-Myers Squibb Manufacturing Company

Bristol-Myers Squibb Manufacturing Holdings, Inc.

Bristol-Myers Squibb MEA GmbH

Bristol-Myers Squibb MEA GmbH (Saudia Arabia-Branch)

Bristol-Myers Squibb Medical Imaging, Inc.

Bristol-Myers Squibb Norway Ltd.

Bristol-Myers Squibb Pakistan (Pvt.) Ltd.

Bristol-Myers Squibb Peru S.A.

E-21-1

Bristol-Myers Squibb Pharma (UK) Limited

Bristol-Myers Squibb Pharma Belgium SPRL

Bristol-Myers Squibb Pharma Company

Bristol-Myers Squibb Pharma France SAS

Bristol-Myers Squibb Pharma Holding Company, LLC

Bristol-Myers Squibb Pharma Ventures Corporation

Bristol-Myers Squibb Pharmaceuticals Limited (England)

Bristol-Myers Squibb Pharmaceuticals Limited (Ireland)

Bristol-Myers Squibb Polska Sp. z o.o.

Bristol-Myers Squibb Products S.A.

Bristol-Myers Squibb Puerto Rico, Inc.

Bristol-Myers Squibb Radiopharmaceuticals, Inc.

Bristol-Myers Squibb S.r.l.

Bristol-Myers Squibb Sanofi Pharmaceuticals Holding Partnership

Bristol-Myers Squibb Sanofi-Synthelabo Partnership

Bristol-Myers Squibb Sanofi-Synthelabo Puerto Rico

Bristol-Myers Squibb Sarl (France)

Bristol-Myers Squibb Securitization L.P.

Bristol-Myers Squibb Service Ltd.

Bristol-Myers Squibb Services Sp. z o.o.

Bristol-Myers Squibb Sigma Finance Ltd.

Bristol-Myers Squibb spol. s r.o.

Bristol-Myers Squibb Superannuation Plan Pty. Ltd.

Bristol-Myers Squibb Thai Ltd.

Bristol-Myers Squibb Trustees Ltd.

Bristol-Myers Squibb UPSA

Bristol-Myers Squibb UPSA Tunisie

Bristol-Myers Squibb Verwaltungs GmbH

Bristol-Myers Squibb Y.K.

Bristol-Myers Squibb Zentrum uer Forschung und Fortbildung Im Gesundheitswesen G.m.b.H.

Bristol-Myers Squibb, S.L.

Cancer Research, Inc.

Compania Bristol-Myers Squibb de Centro America (El Salvador Branch)

Compania Bristol-Myers Squibb de Centro America (Honduras Branch)

Compania Bristol-Myers Squibb de Centro America (Nicaragua Branch)

Compania Bristol-Myers Squibb de Centro America (Panama Branch)

Consorzio Industriale Servizi Ecologici - CI.S.ECO SpA

ConvaTec Limited

ConvaTec Praha spol. s r.o.

Convatec Speciality Fibres Limited

Convatec Vertriebs G.m.b.H.

Convatec, S.L.

Convatec-Produtos Medicos, Limitada

E. R Squibb & Sons Pharmaceutical Trading Ltd.

E. R. Squibb & Sons (Andes) L.L.C.

E. R. Squibb & Sons de Venezuela SCA

E. R. Squibb & Sons Inter-American (Chile - Branch)

E. R. Squibb & Sons Inter-American Corporation

E. R. Squibb & Sons Inter-American Corporation (PRico - Branch)

E. R. Squibb & Sons Kft.

E. R. Squibb & Sons Limited

E. R. Squibb & Sons, L.L.C.

Elektrochemische Ges.Hirschfelde G.m.b.H.

EWI Corporation

E-21-1

Fundacion Bristol-Myers Squibb Espana

Grove Insurance Company Ltd.

Grove Products (Far East) Limited

Heyden Farmaceutica Portugesa Limitada

Iris Acquisition Corp.

Laboratoires Convatec S.A.

Lawrence Laboratories

Linson Investments Limited

Linson Pharma Co.

Little Sycamore Limited

Mead Johnson & Company

Mead Johnson (Guangzhou) Ltd.

Mead Johnson (Manufacturing) Jamaica Limited

Mead Johnson A.E.B.E.

Mead Johnson B.V.

Mead Johnson de Mexico, S. de R.L. de C.V.

Mead Johnson Farmaceutica Limitada

Mead Johnson International Limited (Canada)

Mead Johnson Jamaica Ltd.

Mead Johnson K.K.

Mead Johnson Limited

Mead Johnson Nutritional GmbH

MEC Subsidiary Corporation

Medical Engineering Corporation

Monarch Crown Corporation

NOVACARE Limited

O.o.o. Bristol-Myers Squibb

O.o.o. Bristol-Myers Squibb Manufacturing

Oncogen Limited Partnership

Oy Bristol-Myers Squibb (Finland) AB

P. T. Bristol-Myers Squibb Indonesia Tbk

Pharmavit Praha spol. s r.o.

Princeton Pharmaceutical Products, Inc.

Princeton Pharmaceuticals, S.L.

Princeton-Produtos Farmaceuticos, LDA

PT Mead Johnson Indonesia

Recherche et Propriete Industrielle

Route 22 Real Estate Holding Corporation

Salorpharma G.m.b.H.

Sanofi Pharma Bristol-Myers Squibb SNC

Sino-American Shanghai Squibb Pharmaceuticals Limited

SMC Holdings LLC

Societe Francaise de Complements Alimentaires (S.O.F.C.A.)

Sphinx Holdings Company, Inc.

Squibb (Nigeria) Limited

Squibb (Thailand) Limited

Squibb Development Limited

Squibb Farmaceutica Portuguesa, Limitada

Squibb Manufacturing Company

Squibb Manufacturing, Inc.

Squibb Middle East S.A. (Egypt - Branch)

Squibb Middle East S.A. (Jordan - Branch)

Squibb Middle East S.A. (Panama)

Squibb Overseas Investments, Inc.

E-21-1

Squibb Pharma G.m.b.H.

Squibb Properties, Inc.

Squibb Surgicare Limited

Squibb-von Heyden G.m.b.H.

Swords Holdings II, Inc.

Swords Laboratories

T S V Corporation

UAB Bristol-Myers Squibb Lietuva

Unterstuetzungskasse Bristol-Myers Squibb G.m.b.H.

UPSA CONSEIL

UPSA Generiques

UPSA S.r.l

UPSAMEDICA GmbH.(SWITZERLAND)

UPSAMEDICA, S.L. (Spain)

Von Heyden Pharma G.m.b.H.

Wallingford Research, Inc.

Westwood-Intrafin, S.A.

Westwood-Squibb Holdings, Inc.

Westwood-Squibb Pharmaceuticals, Inc.

E-21-1